Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2023, which appears on page F-2 of the annual report on Form 10-K of Wrap Technologies, Inc. for the year ended December 31, 2022.

We also consent to reference our Firm under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

November 15, 2023